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                                                                  EXHIBIT 10.18

                                    TEXAS
                              INDUSTRIAL NET LEASE


     THIS LEASE, dated March 19, 1992, for purposes of reference only, is made and entered into by and between THE TRUSTEES OF THE ESTATE OF JAMES CAMPBELL, DECEASED ("Landlord"), and AMSCO Sterile Recoveries Inc., a Delaware corporation ("Tenant").


                                   WITNESSETH

     1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the floor plan attached hereto as Exhibit A ("Premises"). Subject to any obligations of Landlord as set forth in an exhibit to this Lease covering initial improvement of the Premises, if any, Tenant shall accept the Premises in its "as-is" condition at the commencement of the term. The Premises are located within the building commonly known as described in the Basic Lease Information (the "Building").

     2. Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. No delay in delivery of possession shall operate to extend the term. It is specifically agreed by Landlord and Tenant, that Tenant shall be permitted to occupy the Premises during Landlord's construction of the Tenant Improvements, as described in Exhibit C hereto. It is further agreed that during construction of the Tenant Improvements, Landlord shall provide temporary electrical power to Tenant so that Tenant may commence construction of Tenant's Work, as described in Exhibit C hereto.

     3.    Rent.

           (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the first day of each and every successive calendar month during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

           (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly base rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

           (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord within ten days of when due, Tenant

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shall pay to Landlord a late charge equal to 6% of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

           (d) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum, or if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

           (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

     4.    Taxes and Operating Insurance.

           (a) This Lease is a net lease and Base Rent and additional rent shall be paid to and received by Landlord net of all costs and expenses to Landlord other than taxes upon the income of Landlord from all sources. Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed in respect of the Building during the term, and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. Landlord shall have the primary right to contest or otherwise appeal an assessment of Property Taxes. However, if Landlord chooses not to appeal an assessment of Property Taxes and Tenant believes that the Property Taxes assessed against the Building are excessive, Tenant shall have the right, in its own name and at its own expense, to appeal the assessment of Property Taxes to the appropriate authority. Tenant's right to appeal or contest the assessment of Property Taxes is contingent upon Tenant paying the assessed amount of the Property Taxes pending the outcome of Tenant's appeal or contest. If Tenant is successful in its appeal and a tax refund or abatement is ordered, then Tenant shall receive its proportionate share of the tax savings in the form of a credit towards future assessments of additional rent.

           (b) For the purposes hereof, "Property Taxes" shall mean all real property taxes, assessments or governmentally imposed fees or charges (and any tax or assessment levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which becomes a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building) or payable during the term. In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant's percentage share of the product obtained by multiplying the total of the Property Taxes levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part.

           (c) For the purposes hereof, "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building of which the Premises is a part, and surrounding property and supporting facilities, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for any insurance maintained by Landlord with respect to the Building and the project of which the Premises is a part in excess of the Base Insurance; (iii) all supplies, materials, and equipment rental; (iv) all maintenance, repair, janitorial, security, and service costs, including the cost of a full service contract for the heating, ventilating and air conditioning systems; (v) repair, replacement, and maintenance costs, including, but not limited to, sidewalks, landscaping, roof repair, service areas, mechanical rooms, parking areas, Building exterior, pipes, ducts, conduits, wires and driveways (excluding those paid for by proceeds of insurance of other parties and alterations

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attributable solely to tenants of the Building other than Tenant); (vi)
amortization of capital improvements to the extent such capital improvements are intended to reduce other Operating Expenses or to the extent that they are required by governmental authorities; (vii) all charges for heat, gas and other utilities used or consumed in the Building and surrounding lots, entranceways, and sidewalks; and (viii) all other operating, management, and other expenses incurred by Landlord in connection with the operation of the Building. Landlord shall not collect in excess of one hundred percent (100%) of all of Landlord's Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once.

           (d) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent 1/12th of Landlord's estimate of Property Taxes and Operating Expenses for the then current calendar year. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 15 days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease.

     5. Other Taxes. Tenant shall pay or reimburse Landlord for any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense; for any taxes, assessments, fees or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; and for any gross receipts tax imposed with respect to the rental payable hereunder.

     6.    Use.

           (a) The Premises shall be used and occupied by Tenant for the purpose of a laundry and sterilization facility and in accordance with the Rules and Regulations attached to this Lease as Exhibit B and for no other purpose. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which shall tend unreasonably to disturb other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or related improvements, nor place or maintain any signs on or visible from the exterior of the Premises without Landlord's written consent, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises or the Building or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located. Landlord acknowledges that Tenant will be handling, among other things, soiled operating room linens from hospitals, medical clinics, laboratories and other health services related facilities. Landlord hereby consents to Tenant's activities as described in this subparagraph 6(a).

          (b) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or

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radioactive materials (collectively, "Hazardous Materials").  As herein used,
Hazardous Materials shall include, but not be limited to, those materials identified in Tex. Rev. Civ. Stat. Ann art. 4476-13 Section 1(4) (Vernon Supp.
1987), as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statutes, laws, ordinances, rules, regulations, and precautions. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to this Lease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification. Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges that Tenant intends to use industrial detergents and bleaches in its laundry operations and disinfectants throughout the Premises. Landlord expressly consents to Tenant's use of these substances as the substances are essential to Tenant's business.

     7.    Utilities.

           (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling energy, telephone, refuse collection and other utility-type services furnished to Tenant or the Premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on monthly or other periodic basis for such services and payment shall be made by Tenant within 10 days after submittal of Landlord's statement. Landlord acknowledges that Tenant's business must operate a minimum of 16 hours per day. Landlord therefore will endeavor in good faith to provide Tenant with advance notice of all scheduled utility interruptions.

          (b) Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any interruption whatsoever in utility services which is due to fire, accident, strike, governmental authority, acts of God, or other causes beyond the reasonable control of Landlord or any temporary interruption in such service which is necessary to the making of alterations, repairs, or improvements to Building or any part of it.

     8.   Maintenance, Repairs and Alterations.

          (a) Subject to the provisions of paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within and around the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to terminate this Lease because of Landlord's failure to keep the Premises or the Building in good order, condition and repair.

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          (b) Tenant shall, at Tenant's expense, maintain the interior portion of the Premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) and any exterior glass or skylights in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord's costs thereof shall automatically become due and payable as additional rent. Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial services for the Premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating and air conditioning equipment installed in the Premises. At the expiration of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted. Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges that at the expiration of the term, Tenant shall be permitted to remove from the Premises all of Tenant's trade fixtures. Tenant will not remove either the heating, ventilation and air conditioning system or the 1200 Amp, 480 volt electrical service panel installed in the Premises. Landlord further acknowledges that removal of these trade fixtures may necessitate removal of walls or partitions. Following Tenant's removal of its trade fixtures, Tenant shall restore the Premises, ordinary wear and tear excepted.

          (c) Tenant shall not, without Landlord's prior consent, make any alterations, improvements or additions in or about the Premises. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner and in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, Tenant or Tenant's contractor shall purchase builder's risk insurance in an amount no less than the value of the complete work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of such work, Tenant or Tenant's contractor shall furnish to Landlord performance and payment bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this paragraph 8 to the contrary, upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or Building. In no event, however, shall Tenant be deemed obligated under the terms of this paragraph 8 to violate the provisions of any order issued by a court of competent jurisdiction. Subject to the provisions of subparagraph (b) of this paragraph 8, all alterations, improvements or additions which may be made on the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term; provided, however, that Tenant's machinery, equipment and trade fixtures, shall remain the property of Tenant and may be removed by Tenant.

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     9.   Insurance and Indemnity.

          (a) Tenant shall obtain and maintain during the term of this Lease comprehensive general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (1) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (2) Landlord is named as additional insured, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance ("Personal Property Insurance") covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Fire and Extended Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Tenant shall receive any proceeds from the Personal Property Insurance allocable to Tenant's trade fixtures. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof with endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand, as additional rent, any premium so paid by Landlord. Tenant shall obtain and maintain business interruption insurance in an amount not less than Tenant's annual gross revenue but not less than an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant's business by fire or other casualty. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies. All policies of insurance described in this paragraph, and all insurers providing said insurance, shall be subject to the reasonable approval of Landlord.

          (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

          (c) Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the Premises or the Building arising at any time and from any cause except as the result of the actions or omissions of Landlord, its employees, agent or assigns or the actions of another tenant, and Tenant shall hold Landlord harmless from and defend Landlord against (i) all claims for damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, except such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of
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the Building other than the Premises.  The foregoing indemnity obligation of
Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 9 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     10.  Damage or Destruction.

          (a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect the work of repair cannot be completed within 90 days of the date of the event causing the damage or destruction, then Landlord may at its election terminate the Lease by notice given to Tenant. Notwithstanding anything to the contrary contained in this Paragraph 10, Tenant shall have the right to terminate this Lease if Landlord opts to repair the Premises as provided herein and in Landlord's architect's opinion such repairs cannot be completed within 180 days of the date of the event causing the damage or destruction.

          (b) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant either restore the Premises or terminate this Lease.

          (c) If destruction or damage results in structural damage to the Premises and materially interferes with Tenant's use of the Premises, and if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

     11. Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale. In the case of a partial taking, Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to Landlord within 30 days after such date if 50% of the Premises shall be taken. Other than compensation or damages awarded to Tenant as a result of Tenant's leasehold interest in the Premises, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with the condemnation or taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a taking as described in this Paragraph 11, Tenant shall have the right to petition the condemning authority for an award of damages including relocation expenses, the loss of Tenant's trade fixtures and other personal property and such other damages as the condemning authority sees fit. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be reduced by the amount that the usefulness of the Premises to Tenant for its business purposes has been reduced. In the event of a taking, Landlord and Tenant agree to cooperate with one another regarding presentation of their respective claims to the condemning authority.

     12. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease, or sublet the Premises, or any portion of the Premises. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions pertaining to the use of the Premises, and shall be at Landlord's sole and absolute discretion.

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

In the event of any assignment or subletting, Tenant shall remain fully liable for the performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights under this Lease or sublet the Premises without first obtaining a written agreement from the proposed assignee or sublessee, and approved in form and content by Landlord, whereby the assignee or sublessee agrees to be bound by the terms of this Lease. No assignment or subletting, even with consent from Landlord, shall constitute a novation of this Lease.

           As used in this paragraph 12, the term "assign" or "assignment" shall include, without limitation, any sale, transfer, or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and following:

      (1) If Tenant is a corporation: (i) any dissolution, merger, consolidation, or other reorganization of Tenant, or (ii) a sale of more than 50% of the value of the assets of Tenant, or (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, shares possessing at least 50% of the total combined voting power of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors;

      (2) If Tenant is a trust, the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

      (3) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner, or joint venturer, or the dissolution of the partnership, or joint venture;

      (4) If Tenant is composed of tenants-in-common, the transfer of interest by any co-tenants, or the partition or dissolution of the co-tenancy.

           In the event of an occurrence of an event of default while the Premises is assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at Landlord's option, collect directly from the assignee or sublessee all rents becoming due under the assignment or subletting and apply those rents against any sums due to Landlord under this Lease. Other than with respect to that payment of rent, no direct collection by Landlord from any assignee or sublessee shall release Tenant from the performance of its obligations under this Lease. In addition, should Tenant sublease the Premises and the sublease requires the sublessee to pay rent in an amount greater than the rent required to be paid under this Lease, Landlord shall be entitled to receive rent from Tenant in an amount equal to that required by the sublease.

     13.   Default by Tenant.

           (a) The following events shall constitute events of default under this Lease:

               (1) A default by Tenant in the payment of any rent or other sum payable hereunder for a period of 10 days after the same is due, provided that if Tenant has failed three or more times in any twelve-month period to pay any rent or other sum within 10 days after the due date, no grace period shall thereafter be applicable hereunder;

               (2) A default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of 30 days after written notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 30 days to remedy, provided that if Tenant has defaulted in the performance of the same obligation three or more times in any twelve-month period and notice of such default has been given by Landlord in each instance, no cure period shall thereafter be applicable hereunder;

               (3) The bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; and

               (4) Tenant shall fail to take possession of the Premises within 30 days after the commencement of the term of the Lease, or Tenant shall abandon all or a substantial portion of the Premises.

           (b) Upon the occurrence of default, as defined in the article above, Landlord shall have the option of pursuing one or more of the following remedies:

               (1) accelerate payment of the remaining rent installments due under the terms of this Lease or any extension of this Lease, which shall, in said event, immediately become due and payable in full to Landlord; and,

               (2) terminate this Lease and re-enter the Premises pursuant to the article below; and

               (3) re-enter and repossess the Premises and relet and receive rent for the Premises, in which case Tenant shall pay Landlord an amount equal to any deficiency that may arise between the total rent which Landlord would have received from Tenant had Tenant remained on the Premises until the end of the term and paid rent, and the rent actually received by Landlord for the Premises during the term of this Lease, both from Tenant and from such parties as may lease the Premises following termination; and

               (4) re-enter and repossess the Premises and collect from Tenant, as agreed, liquidated, final damages, all rent and other charges which would have been payable by Tenant to Landlord during the term of this Lease, less the fair rental value of the Premises during the remainder of said term.

     Landlord's pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease, or any other remedies provided by law.

           (c) In the event this Lease is terminated, in accordance with any provision of this Lease permitting such termination, Tenant shall immediately surrender the Premises to Landlord. Should Tenant fail to make such surrender, Landlord shall have the right to re-enter the Premises as provided below.

           In the event Landlord is permitted to make re-entry upon the Premises under the terms of this Lease and by law, then Landlord or its agents or employees may at any subsequent time enter upon and repossess the Premises and expel and remove by force, if necessary, Tenant, its agents, employees, sublessees, invitees, licensees, and concessionaires, if any, and third parties, together with any property found upon the Premises. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of land and tenements held over by Tenant, including the proceeding of forcible entry and detainer. Tenant waives any right of service of notice to re-enter as may be provided by present or future law. Landlord and its agents shall not be subject to prosecution, or liability as a result of said lawful entry or repossession, and Tenant shall compensate Landlord for its reasonable expenses of making such lawful entry and repossession.

     14. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion. In the event of a default by Landlord, Tenant shall have the right to perform or contract for the performance of the obligation that Landlord has refused or neglected to perform and to offset the cost of such performance against the monthly installment of base rent due for the month immediately following Tenant's performance of Landlord's obligation.

     15. Security Deposit. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all of any portion of the deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) no later than 30 days following the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the deposit.

     16. Tenant's Trade Fixtures. In the event of both Tenant's default as defined in Paragraph 13(a) of this Lease and Landlord's pursuit of the remedies contained in Paragraphs 13(b)(2), 13(b)(3) or 13(b)(4), all of Tenant's fixtures and trade fixtures located within the Premises shall be deemed abandoned by Tenant and shall become the personal property of Landlord. During the term of this Lease, Tenant covenants that it shall not, without the prior written consent of Landlord, allow a lien or security interest of any kind to attach to Tenant's fixtures and trade fixtures. In addition, Tenant agrees that it will not remove the trade fixtures identified on Exhibit E to this Lease from the Premises during the term of this Lease without Landlord's prior written consent. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement sufficient to perfect Landlord's interest in Tenant's fixtures and trade fixtures as herein set forth. In the event of Tenant's default as defined in Paragraph 13(a) and the deemed abandonment of Tenant's fixtures and trade fixtures as provided in this Paragraph 16 Tenant shall, upon Landlord's request, execute a Bill of Sale in form satisfactory to Landlord evidencing the transfer of ownership of the fixtures and trade fixtures from Tenant to Landlord. Tenant hereby appoints Landlord as Tenant's attorney-in-fact for the sole purpose of executing and delivering the Bill of Sale required of Tenant pursuant to this Paragraph 16 in the event Tenant fails to deliver an executed Bill of Sale to Landlord within ten (10) days of Landlord's written request for same.

     17.   Estoppel Certificate.

           (a) Tenant shall at any time upon not more than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (1) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (2) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (4) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

           (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one month's rent has been paid in advance. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute and deliver the statement required of Tenant under this paragraph 17 upon Tenant's failure to do so within ten days of Landlord's request therefor.

           (c) If Landlord desires to finance or refinance the Building, within 10 days of Landlord's request, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

     18. Subordination. This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

     19. Attorneys' Fees. The prevailing party in any legal action brought by the parties shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

     20. Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises.

     21.   General Provisions.

           (a) This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

           (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

           (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein, and may be modified in writing only, signed by the parties.

           (d) No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

           (e) If Tenant remains in possession of the Premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of one and one half the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

           (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

           (g) Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord will endeavor to use its best efforts not to interfere with Tenant's operations and to provide Tenant with 24-hour prior notice of such entry. Landlord may at any time during the last 120 days of the term place on or about the Premises any ordinary "For Lease" sign.

           (h) Tenant shall not conduct any auction at the Premises without Landlord's prior consent.

           (i) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

           (j) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms.

           (k) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

           (l) Any liability which may arise as a consequence of the execution of this Lease by or on behalf of the Trustees under the Will and of the Estate of James Campbell, deceased, shall be a liability of the Estate of James Campbell and not the personal liability of any trustee, corporate officer of a trustee, employee, or beneficiary of the Estate of James Campbell. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord with respect to any of the terms, covenants, conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants, and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever, and no other property or assets of Landlord shall be subject to levy, execution, or other enforceable procedure for the satisfaction of Tenant's remedies.

           (m) Tenant and Landlord warrant that they have had no dealings with any real estate brokers or agents other than the Brokers identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant and Landlord each agree to indemnify each other and hold each other harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys' fees) asserted by any party other than the Brokers based upon alleged dealings of that party with Landlord or Tenant in connection with the Premises or this Lease.

           (n) Within 10 days of Landlord's request therefore, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord's lender in connection with the making of a loan to be secured by the Premises or the Building, provided such amendment does not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's leasehold interest.

     22. Exhibits. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT                                  LANDLORD

AMSCO Sterile Recoveries, Inc.          The Trustees of the Estate of James
Campbell,                               deceased

By: /s/ Wayne R. Peterson               By:    /s/ Roy S. Robins
    ---------------------------         -------------------------------------
Name: Wayne R. Peterson                 Name:  Roy S. Robins
     --------------------------              --------------------------------
Title: Asst. Secretary                  Title: Director Mainland Properties
      -------------------------               -------------------------------


                                        By:    /s/ Sydni L. Roberson, CPM
                                           ----------------------------------
                                        Name:  Sydni L. Roberson
                                             --------------------------------
                                        Title: Senior Asset Manager
                                              -------------------------------

Date of Execution                       Date of Execution
by Tenant:      March 19, 1992          by Landlord:
          ---------------------                     -------------------------

Approved as to form:


By: /s/ L. Kelly Jones
    ---------------------------
Date:          3/24/92
     --------------------------

                                   EXHIBIT A


                                  Patton Place
                         Trinity Mills Dist. Center IV




     Illustration of the Site Plan entitled, "Trinity Mills Distribution Center IV," illustrates a building of 656 feet of frontage at 160 feet of depth fronting on Patton Place indicating a parking and landscaping plan with three curb cuts on Patton Place. The demised premises are marked out by an "X" along the column lines in Building IV of the multi-tenant Distribution Center. The drawing is not to scale and indicates a railroad track running along the south side of the building.

                                   EXHIBIT B

                             RULES AND REGULATIONS

1. All deliveries shall be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives. All delivered goods shall immediately be moved into Tenant's premises and shall not be left in parking or receiving areas overnight. Tenant shall not store equipment or pallets outside the Premises.

2. Tractor trailers which are unhooked or parked such that the dolly wheels are beyond the concrete loading apron shall use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking shall be available for use. No parking or storing of such trailers shall be permitted in the auto parking areas of the Project or on the streets adjacent thereto.

3. Forklifts which operate on asphalt paving areas shall not have solid rubber tires, but rather shall have tires which will not damage the asphalt.

4. Tenant is responsible for storage and removal of all Tenant's trash, refuse, and garbage. All trash shall be contained in suitable receptacles stored behind a screened enclosure at locations approved by Landlord.

5. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins, tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other items which the same are not designed to receive. All areas of the Premises, including vestibules, entrances, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat, and clean condition.

6. Walls, floors, and ceilings shall not be defaced in any way and no one shall be permitted to mark, nail, screw, or drill into, paint or in any way mar any exterior building surface.

7. Other than permitted under the Lease, Tenant shall not permit or suffer any advertising medium to be placed on building walls, on Tenant's doors or exterior windows, on the sidewalks or on the parking lot areas or light poles. No permission, express or implied, is granted to exhibit or display any banner, pennant, sign, or trade or seasonal decoration of any size, style or material within the Project where such may be visible from outside any building without the express written approval of Landlord.

8. Tenant shall not permit or suffer the use of any advertising medium which extends outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios, or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, without the prior written consent of Landlord.

9. Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited, or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of the Project to display, store, or place any merchandise or goods. No sale of merchandise by tenant sale, truck load sale or the like shall be permitted within the Project.

10. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

11. Before leaving the Premises unattended, Tenant shall determine that the Premises are securely locked and that all water faucets and powered equipment are turned off. All avenues of ingress and egress shall remain unobstructed at all times.

12. No locks other than those provided by Landlord shall be placed on any doors or windows, nor shall any changes be made to the mechanism of existing locks. No duplicate keys shall be made; all extra keys will be furnished by Landlord at Tenant's expense and all keys shall be surrendered upon termination of the Lease.

13. The cost of any special electrical circuits for items such as copying machines, computers, and microwave ovens shall be borne by Tenant. Tenant shall not upgrade electrical equipment without the prior written consent of Landlord.

14. No windows, doors, or other light or air sources that reflect or admit light or air into the office areas shall be covered or obstructed, except for suitable and approved window drapes or blinds, nor shall any articles be placed on window sills.

15. No awning or other projections shall be attached to, or be visible from, the exterior of the building. No blinds or drapes shall be attached to, hung in, or used in connection with any window or door of the Premises except in accordance with the standards adopted by Landlord with Landlord's prior written approval; in all events where applicable, any blinds, shades, or drapes shall be installed on the interior side of windows or doors.

16. Any office frontage or windows which expose any interior storage to public view must be draped or covered with blinds.

17. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with in any manner whatever occupants of the Project or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of doors or window, or onto public or common areas of the Project.

18. In no event shall any person store any flammables in the Premises such as gasoline, kerosene, naptha, and benzine, or explosives or any other article of an intrinsically dangerous nature.

19. Canvassing, soliciting, and peddling in the Project are prohibited. Landlord reserves the right to eject from the Project any solicitors, canvassers, or peddlers and any other persons who, in the judgment of Landlord, are annoying or interfering with Tenant's or Landlord's operations or who are otherwise undesirable.

20. Tenant acknowledges that the appearance of its offices exposed to public view from outside the building must be maintained with particular attention to orderliness, cleanliness, and an image of professional quality and high standards.

21. Tenant and its employees shall be deemed to have read these Rules and Regulations, and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

22. Landlord reserves the right to make such other and further rules and regulations as in Landlord's judgment may be helpful for the safety, care, and cleanliness of the Premises and for the preservation of good order therein. Tenant agrees to abide by all rules and regulations hereinabove stated and any additional rules and regulations which are adopted by Landlord.




                                   2 of 2

                                   EXHIBIT C

                      INITIAL IMPROVEMENT OF THE PREMISES


     1. Tenant Improvements. Landlord, through its general contractor, shall furnish and install within the Premises a 1200 Amp, 480V electrical service and service panel and a two inch water service, separately metered to the Premises (the "Tenant Improvements"). The quantities, character and manner of installation of all of the Tenant Improvements shall be subject to the limitations imposed by any applicable governmental regulations.

     2. Allocation of Cost. Landlord shall bear the cost of all Tenant Improvements, architectural and engineering services and permits.

     3.   Tenant's Work.

          (a) Any items or work beyond the scope of the Tenant Improvements for which Tenant contracts separately (hereinafter "Tenant's Work"), shall be subject to Landlord's policies and schedules and shall be conducted in such a way as not to hinder, cause any disharmony with or delay work of improvements in the Building. To this end, Tenant's Work shall conform with a schedule determined by Landlord's contractor and no work shall be done by Tenant which would cause Landlord's contractor to be dependent upon such work for completion of Landlord's contractor's work. In no event shall work involving the sprinkler, plumbing, mechanical, electrical power, lighting or fire safety systems of the Building be performed by other than Landlord's approved subcontractors and all telecommunications and other special electrical equipment shall be installed under the supervision of Landlord's electrical subcontractor.

          (b) Not less than five days prior to the date Tenant desires to commence Tenant's Work, it shall give a written request to Landlord setting forth or accompanied by all of the following:

                (1) A description and schedule for the work to be performed;

                (2) The names and addresses of all contractors, subcontractors and material suppliers who will perform Tenant's Work;

                (3) Copies of all plans and specifications pertaining to that portion of Tenant's Work;

                (4) Copies of all licenses and permits which may be required in connection with the performance of Tenant's Work;

                (5) Certificates of insurance indicating compliance with the insurance requirements set forth in the Lease;

                (6) Performance and labor materials bonds from the contractors named in the construction contracts (which have been approved by Landlord) in an amount not less than the contract amount specified in the construction contract for Tenant's Work; and, at Landlord's request, evidence of the availability of funds sufficient to pay for all such work.

     All of the foregoing shall be subject to Landlord's approval, which approval shall not unreasonably be withheld.

          (c) Tenant shall be responsible for any hoisting charges incurred in connection with Tenant's Work and for any expenses incurred by Landlord due to inadequate cleanup by those performing Tenant's Work.

          (d) If any supplier, contractor or worker performing Tenant's Work hinders or delays, directly or indirectly, any other work of improvement in the Building or performs any work which may or does impair the quality, integrity or performance of any portion of the Building, Landlord shall give notice to Tenant and immediately thereafter, Tenant shall cause such supplier, contractor or worker immediately to remove all of its tools, equipment and materials and to cease working in the Building. Tenant shall reimburse Landlord, within 10 days of Tenant's receipt of Landlord's written invoice, for the cost of any repairs or corrections of the improvements or of any portion of the Building or the cost of any delays caused by or resulting from the actions or omissions of anyone performing Tenant's Work.

     7. Completion and Rental Commencement Date. Notwithstanding anything to the contrary contained in the Lease, Tenant's obligation for the payment of rental under the Lease shall not commence until the earlier to occur of (i) issuance of a Certificate of Occupancy or (ii) 90 days from the date of Tenant's possession. Landlord will deliver possession of the premises to Tenant on March 19, 1992, at which time Tenant may commence Tenant's Work. Tenant acknowledges and agrees that the Tenant Improvements to be completed by Landlord pursuant to Paragraph 1 above may not be completed prior to Landlord's delivery of the Premises to Tenant. Landlord and Tenant agree to cooperate in proceeding diligently to complete their respective work. If Landlord shall be delayed in delivering possession of the Premises to Tenant beyond March 19, 1992, as a result of the following occurrence then the commencement date of Tenant's obligation for payment of rental shall be advanced by the number of days of such delay. All time periods referred to in this Exhibit C shall be computed on a calendar basis with no allowance for holidays or weekends.

          (a) Failure by Landlord and Tenant to execute the Lease by March 19, 1992.


TENANT                                       LANDLORD


/s/ WRP                                      /s/ SLR
- -----------------------------                ----------------------------------
Initial                                      Initial







                                   2 of 2

                                   EXHIBIT D

                     APPROVED PLANS AND SPECIFICATIONS FOR
                        TENANT'S IMPROVEMENT OF PREMISES




     This exhibit depicts the final approved Tenant Plans and Specifications for tenant improvements to be constructed within the leased premises.

                                   EXHIBIT E


     Tenant's Trade Fixtures That Will Not be Moved From the Premises by Tenant Without Landlord's Prior Written Consent:



     Item                                       Manufacturer      P.O. #
     ----                                       ------------     --------

1.   Washers                                    Braun            DAL-2559

2.   Dryers                                     Braun            DAL-2559

3.   Conveyor System/Micro-Processor            Braun            DAL-2559

4.   Negative Air System                        CBP               --

5.   Reliance 777 Washer                        Hoplab           G-2545

6.   Sterilizers                                AMSCO            G-2545

7.   Cart Washers                               Basil            G-2545

                                  ADDENDUM "A"

                 OPTION TO EXTEND TERM AND CANCELLATION OPTION

     This addendum is attached to and made a part of that certain lease dated March 19, 1992 (the "Lease"), by and between the Trustees of the Estate of James Campbell, deceased, acting in their fiduciary and not in their individual capacities ("Landlord"), and AMSCO STERILE RECOVERIES, INC. ("Tenant"), covering the property commonly known as 1441 Patton Place, Suite 169, Carrollton, Texas (the "Premises'').


                           I.  OPTION TO EXTEND TERM

                                Grant of Option

     Provided that Tenant shall fully and faithfully perform all the terms and conditions imposed upon it under the Lease, Landlord grants to Tenant one option (the "Option") to extend the Lease beyond the Term Expiration provided in the Basic Lease Information for an additional period of 10 years (the "Extension"), on the same terms, conditions, and covenants set forth in the Lease, except as provided below. The Extension shall commence on the day following the Term Expiration specified in the Basic Lease Information.


                               Exercise of Option

     The Option shall be exercisable only by written notice, pursuant to paragraph 20 of the Lease, delivered to Landlord at least one year prior to the Term Expiration. If Tenant fails to deliver to Landlord written notice exercising the Option within the time period described above, the Option shall lapse, and there shall be no further right of Tenant to extend the lease term beyond the Term Expiration. The Option shall be exercisable by Tenant upon the express condition precedent that, at the time of the exercise, and at all times prior to commencement of the Extension, Tenant shall not be in default under any of the provisions of the Lease. The Option is personal to Tenant, and may not be exercised by any assignee or subtenant of Tenant.


                           Rent at Fair Rental Value

     The rent during the Extension shall be determined, and the rent shall be increased on the first day of the Extension, to the fair rental value of the Premises. Upon Tenant's exercise of the Option, it shall specify in the notice to Landlord its evaluation of the fair rental value of the Premises ("Tenant's Rent") for the Extension, within 60 days thereafter, Landlord shall deliver to Tenant a notice stating either (1) Landlord's agreement with Tenant's Rent, in which event such amount shall be fixed as the rent payable by Tenant during the Extension, or (2) Landlord's evaluation of such fair rental value ("Landlord's Rent"). If Landlord and Tenant are unable to agree upon such fair rental value within 45 days following the date Landlord sends its notice to Tenant specifying Landlord's Rent, the matter shall be determined pursuant to the following subparagraph.


                       Determination of Fair Rental Value

     Landlord and Tenant shall endeavor in good faith to agree upon a single appraiser. If Landlord and Tenant are unable to agree upon a single appraiser within 60 days following Landlord's notice to Tenant specifying Landlord's Rent, each shall then, by written notice to the other, within 90 days following Landlord's notice to Tenant specifying Landlord's Rent, appoint one appraiser. Within ten days after the two appraisers are appointed, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its respective appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Premises. If the two appointed appraisers fail to agree upon the third appraiser, he or she shall be appointed by the then-president of the Carrollton Board of Realtors. Each party shall bear the cost of the appraiser appointed by it, and the parties shall share equally the cost of the third appraiser. The fair rental value of the Premises shall be determined by the average of the two of the three appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the rent payable during the Extension be less than Tenant's Rent nor more than Landlord's Rent. Further, the rent payable during the Extension shall in no event be less than the rent payable during the primary term of the Lease.


                        Definition of Fair Rental Value

     The "fair rental value" of the Premises shall mean the price a ready and willing tenant would pay, at the time of the commencement of the Extension, as monthly rent to a ready and willing landlord of property comparable to the Premises, if such property were exposed for lease on the open market for a reasonable period of time, and taking into account all of the purposes for which such property may be used, and not just the use proposed to be made of the Premises by Tenant.


                           Continuation of Prior Rent

     If, for any reason, the fair rental value is not determined prior to commencement of the Extension, then, in each instance, Tenant shall continue to pay to Landlord the rent applicable for the Premises immediately prior to the Extension, until the fair rental value is determined, and when same is determined, Tenant shall pay to Landlord, within ten days after receipt of written notice, the difference, if any, between the rent actually paid by Tenant to Landlord and the new rent as determined under this Provision.


                             Condition of Premises

     Tenant shall accept the Premises in the condition then-existing as of the commencement of the Extension. Landlord shall not be responsible for performing any work or furnishing any materials to the Premises, except that it shall continue its obligations under the terms of the Lease.


                              Information Request

     Upon Landlord's request during the last three years prior to the Term Expiration, or during the Extension, Tenant shall execute and deliver to Landlord an instrument, in form reasonably satisfactory to Landlord, which states either (a) that Tenant has not exercised the Option, or (b) that Tenant has exercised the Option. In the event the Option has been exercised, such instrument shall set forth all the modifications to the Lease resulting from the Option being exercised, including, but not limited to, the new fixed rent, as determined by agreement between the parties or by the appraisers, whichever is applicable. However, Tenant's failure to execute or deliver such instrument shall not vitiate any provision of this Option, and if Tenant's time to exercise the Option has not yet expired, the giving of any notice under this subparagraph shall not preclude the Option being exercised thereafter.

                            II.  CANCELLATION OPTION

     So long as Tenant is not in default under any of the provisions of the Lease, Landlord hereby grants to Tenant the option to terminate the Lease as of March 31, 1997, as if such date were the Term Expiration as contained within the Basic Lease Information, by (a) giving Landlord written notice, pursuant to the notice provisions contained within paragraph 20 of the Lease, to that effect on or before March 31, 1996, (b) paying to Landlord with such notice the sum of $50,000.00, representing agreed-upon liquidated damages for the abridgment of the term of the Lease, and (c) performing all of its obligations pursuant to the Lease through such early termination date, including the surrender of the Premises on or before said date. If Tenant fails to deliver to Landlord written notice exercising this cancellation option, together with payment of the liquidated damages, prior to March 31, 1996, this cancellation option shall lapse, and the Lease shall continue to the Term Expiration. Upon such early termination, Tenant shall upon demand from Landlord execute and deliver to Landlord a written surrender of lease, in recordable form reasonably satisfactory to Landlord.



TENANT:                                 LANDLORD:
- -------                                 ---------

AMSCO STERILE RECOVERIES, INC.          THE TRUSTEES OF THE ESTATE OF
                                        JAMES CAMPBELL, DECEASED


By:    /s/ Wayne R. Peterson             By:    /s/ Roy S. Robins
    ------------------------                   -----------------------------
Name:  Wayne R. Peterson                 Name:  Roy S. Robins
     -----------------------                   -----------------------------
Title: Asst. Secretary                   Title: Director Mainland Properties
      ----------------------                   -----------------------------


                                         By:   /s/ Sydni L. Roberson, CPM
                                               -----------------------------
                                         Name: Sydni L. Roberson
                                               -----------------------------
                                         Title: Senior Asset Manager
                                               -----------------------------

                  ASSIGNMENT AND MODIFICATION OF LEASE BETWEEN
                 THE ESTATE OF JAMES CAMPBELL ("LANDLORD") AND
             AMSCO STERILE RECOVERIES, INC. ("ASSIGNOR"), COVERING
                  APPROXIMATELY 20,014 SQUARE FEET LOCATED AT
              1441 PATTON PLACE, CARROLLTON, TEXAS (THE "LEASE"),
                    TO STERILE RECOVERIES, INC. ("ASSIGNEE")


         WHEREAS, Landlord and Assignor have previously entered into the Lease with regard to real property located at 1441 Patton Place, Suite 169, Carrollton, Texas 75007 (the "Premises"), and

         WHEREAS, Assignee has previously purchased substantially all of the assets of Assignor, and

         WHEREAS, Assignor desires to assign the Lease to Assignee, and Assignee desires to assume and perform all of the duties and obligations to be performed by Assignor pursuant to the terms of the Lease;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained within this assignment and modification agreement, the parties have agreed as follows:

                            I.  ASSIGNMENT OF LEASE

         For value received, Assignor hereby sells, assigns, and transfers to Assignee all its right, title, and interest in and to the Lease. A true and correct photocopy of the Lease is attached to this assignment and modification agreement as exhibit "a", and is hereby incorporated into this assignment and modification agreement for all intents and purposes as if fully set forth at length verbatim.

                         II.  ACCEPTANCE OF ASSIGNMENT

         Assignee hereby accepts the above assignment, agrees to assume and perform all the duties and obligations to be performed by Assignor under the terms of the Lease, as modified by this agreement, to the same extent as if Assignee had originally been named as the tenant in said Lease.

                     III.  ASSIGNOR'S CONTINUING LIABILITY

         Notwithstanding the terms of this assignment and modification agreement, Assignor expressly acknowledges that, pursuant to the terms of the Lease, Assignor remains fully liable for the performance of all tenant obligations pursuant to the terms of the Lease, and that this assignment and modification agreement does not constitute a novation of the Lease.

                        IV.  CANCELLATION OPTION DELETED

         The parties to this assignment and modification agreement expressly agree that the cancellation option in favor of Tenant, as contained within
Article 11 of Addendum "A" of the Lease, is hereby deleted and cancelled in its entirety. The parties expressly agree that neither Assignor nor Assignee has any rights whatsoever to cancel the Lease prior to the Term Expiration.

                    V.  CONDITION OF PREMISES AT TERMINATION

         Paragraph 8(b) of the Lease is modified by adding the following language:

                 Upon the Term Expiration, or the earlier termination of the Lease, Tenant shall (1) deliver the Premises to Landlord with all improvements located upon the Premises in good repair and condition, reasonable wear and tear excepted (subject to Tenant's maintenance obligations), (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed by or at Tenant's request upon the Premises, the Building, or the land upon which the Building is located. Further, Tenant shall surrender the Premises broom clean and in the same condition as received by Tenant upon the Term Commencement of this Lease. More specifically, Tenant agrees, upon surrendering the Premises to Landlord, to restore the Premises as required by the provisions of the "General Notes" contained within the Restoration Agreement attached to this assignment and modification of lease as exhibit "b", and which is hereby incorporated into this assignment and modification of lease for all intents and purposes as if fully set forth at length verbatim. Provided Tenant has performed all of its obligations pursuant to the Lease, Tenant may remove all unattached trade fixtures, furniture, and personal property placed on the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by





                                                        Initials:/s/ WJR/RSR/CAS
                                                                 ---------------

                 Landlord without notice to Tenant, and without any obligation to account for such items, and Tenant shall pay the costs incurred by Landlord in connection with such disposition. All work required of Tenant under this paragraph shall be coordinated with Landlord, and shall be performed in a good and workmanlike manner in accordance with all laws, and so as not to damage the Premises or the Building, or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its sole expense, repair all damage to the Premises or the Building caused by any work performed by Tenant pursuant to this paragraph. Tenant's obligation to perform under this covenant shall survive the expiration or earlier termination of the Lease.

                      VI.  ADDITIONAL FINANCING STATEMENT

         Upon execution of this assignment and modification agreement, Assignee agrees to execute and deliver to Landlord a UCC-1 financing statement granting Landlord an interest in Assignee's fixtures and trade fixtures located within the Premises, same being subject to Landlord's lien pursuant to paragraph 16 of the Lease.

         Assignor agrees to subordinate its lien upon Assignee's fixtures and trade fixtures to the lien in favor of Landlord, and Assignor further agrees to execute such documents to accomplish said subordination as may be reasonably requested by Landlord.

                          VII.  RATIFICATION OF LEASE

         Assignor and Assignee specifically ratify and approve the terms of the Lease, except as modified above, specifically including, but not limited to, paragraph 16 dealing with Assignee's trade fixtures.

                          VIII.  CONSENT TO ASSIGNMENT

         Landlord consents to the above assignment. Landlord represents that any default, if any, occasioned by the prior attempted assignment from Assignor to Assignee has been cured.


ASSIGNOR:                                       LANDLORD:
- ---------                                       ---------

AMSCO STERILE RECOVERIES, INC.                  THE TRUSTEES OF THE ESTATE OF
                                                JAMES CAMPBELL,DECEASED, ACTING
By:     /s/ William J. Rieflin                  IN THEIR FIDUCIARY AND NOT IN
        ---------------------------------       THEIR INDIVIDUAL CAPACITIES
Name:   William J. Rieflin
        ---------------------------------
Title:  Secretary
        ---------------------------------
                                                By:   /s/ Roy S. Robins
                                                      ------------------------------------
                                                Its:  Director, Mainland Properties/West
                                                      ------------------------------------

Date of execution by Assignor:  3/12/9          By:   /s/ Clyde A. Skeen
                               ----------       Its:  Asset Manager
                                                      ------------------------------------

ASSIGNEE:
- ---------

STERILE RECOVERIES, INC.

By:  /s/ Wayne R. Peterson
     ------------------------------------
     Wayne R. Peterson
     Executive Vice President

Date of execution by Assignee:  3/11/96         Date of execution by Landlord:  4/15/96
                               ----------                                      -----------

APPROVED AS TO FORM:

By:  /s/ L. Kelly Jones
     ------------------------------------
     L. Kelly Jones

Date:                1/5/96
      -----------------------------------





                                      2                Initials:/s/ WJR/RSR/CAS
                                                                ---------------

                                   EXHIBIT A


         Lease dated March 19, 1992 between the Landlord, The Trustees of the Estate of James Campbell, deceased, and Tenant, AMSCO Sterile Recoveries, Inc. pertaining to the leased premises located at Suite 169, 1441 Patton Place, Carrollton, Texas.

                                   EXHIBIT B
                    TO ASSIGNMENT AND MODIFICATION OF LEASE


                             RESTORATION AGREEMENT



         The "Restoration Agreement," illustrates the Site Plan of the demised premises including all improvements in place. The entire premises is shaded with the exception of the office space in the front of the premises and the following general notes are included as part of the Floor Plan:

1. The 1987 Edition of AIA Document A201, "General Conditions of the Contract for Construction" is a part of these contract documents.

2. Trammell Crow standard interior finish out specifications are a part of these contract documents.

3. Contractors shall verify all existing conditions and required dimensions, as they relate to the intent of the new construction, prior to the start of construction. Report any discrepancies between existing work and the drawings to the architect prior to commencing work.

4. Demolish hatched area including: All partitions, ceiling, machinery and equipment attached to concrete floor. Patch and repair all areas affected by demolition and new work. Patch and repair work shall match existing finishes for texture, color and materials.

5. All existing electrical, telephone and date lines are to remain, unless shown to be removed or unless located in the partitions scheduled to be removed.

6.       Leave gas fired unit heaters in warehouse area in good working order.

7. Relamp and reballast existing light fixtures as needed at remaining office area only.

8. Revise and/or provide exit signage and emergency lighting as required by local codes.

9. Existing HVAC units to be used to serve remaining office space. Verify the condition of equipment. Repair units and/or revise ductwork as required to serve all spaces.

10. Provide new partition with 3 5/8" MTL. studs and 5/8" GYP. BO. at each side and relocate (1) right-hand door to swing toward warehouse space, to be located at the west end of the corridor 110.

DALLAS FACILITY


                       ASSIGNMENT AND ASSUMPTION OF LEASE

         KNOW ALL MEN BY THESE PRESENTS, that AMSCO STERILE RECOVERIES, INC., a Delaware corporation ("Assignor"), for and in consideration of One Dollar ($1.00) and other good and valuable consideration from STERILE RECOVERIES, INC., a Florida corporation ("Assignee"), the receipt and sufficiency of which are hereby acknowledged by Assignor, does hereby assign, transfer, sell and convey unto Assignee, its successors and assigns, all of Assignor's right title and interest, as lessee, in, to and under the lease more particularly described on Exhibit A attached hereto and made a party hereof by this reference (the "Lease"), TOGETHER WITH all renewal options, if any, and all other rights, privileges and benefits belonging to or held by Assignor under such Lease.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever, subject, however, to all terms, conditions and provisions contained in the Lease.

         In consideration of the foregoing assignment, Assignee hereby accepts the foregoing assignment and agrees to assume, perform and be bound by all of the duties, obligations and liabilities of Assignor under the Lease, arising on and after the date of this instrument for the remainder of the term of the Lease and all extensions and renewals thereof.

         Each of Assignor and Assignee hereby represent that it has taken all action, corporate or otherwise, necessary to authorize the execution of this Assignment and Assumption of Lease, and this Assignment and Assumption of Lease constitutes a valid and binding agreement, enforceable against it in accordance with its terms. This agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the 31st day of July, 1994.


Signed and acknowledged
in the presence of:                             AMSCO STERILE RECOVERIES, INC.,
                                                a Delaware corporation

                                                /s/ Wm. J. Rieflin
                                                --------------------------------
/s/ Kathleen Clover                             By: Wm. J. Rieflin
- ----------------------------------------           -----------------------------
Print Name:        Kathleen Clover              Its:     Secretary
           -----------------------------            ----------------------------


- ----------------------------------------
Print Name:
           -----------------------------


Signed and acknowledged
in the presence of:                             STERILE RECOVERIES, INC.,
                                                a Florida corporation


                                                /s/ J. T. Boosales
                                                --------------------------------
/s/ Kathleen Clover                             By:   J. T. Boosales
- ----------------------------------------           -----------------------------
Print Name:      Kathleen Clover                Its:  E.V.P.
           -----------------------------            ----------------------------

- ----------------------------------------
Print Name:
           -----------------------------

                                                                       EXHIBIT A


                      Dallas facility, Carrollton, Texas.

Texas Industrial Net Lease dated March 19, 1992 between the Trustees of the Estate of James Campbell, Deceased as Landlord and AMSCO Sterile Recoveries, Inc. as Tenant.